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                                                                  Exhibit 99.1

 Spectrum Sciences Announces Strategic Initiatives for 2004 Calling for Record
                                     Growth

                            ------------------------

 CEO Summarizes Strategic Vision for Critical Market Expansion, Leveraging Key
               Relationships and Continued Financial Performance


FORT WALTON BEACH, Fla.--(BUSINESS WIRE)--Feb. 6, 2004-- Spectrum Sciences and Software, Inc. (OTCBB:SPSC - News), highly focused on homeland security through the provision of full-service, quality solutions to complex and diverse government initiatives, today announced its Strategic Initiatives 2004. Donal Myrick, founder, chairman and CEO of Spectrum made the announcement.

"Following a record-breaking third quarter and a number of significant and positive developments for Spectrum, the management of the Company is pleased to announce the launching of the Company's Strategic Initiatives for 2004," stated Mr. Myrick. "We believe that these four strategic initiatives will fuel our success in the year 2004 and beyond."

Strategic Initiative #1 - Continued Financial Success:

Mr. Myrick stated, "The third quarter of 2003, ended September 30, 2003, marked the most significant financial achievement for the Company in its 20-year history. Third-quarter sales totaled a record-breaking $3,287,609, which marks a 12% increase over the same period for 2002. For the first 9 months of fiscal 2003, sales increased a record 17% to $10,003,999 against the same period in fiscal 2002.

"Third quarter 2003 per share earnings rose to .01 from the third quarter 2002 loss of (.02)," continued Mr. Myrick. "The nine-month earnings of .01 per share were significantly ahead of the loss of (.06) per share posted for the first three quarters of 2002. As well, year-to-date, the Company has aggressively paid down its bank debt by more than 17%, from $3,206,824 to $2,657,716. As of September 2003, the Company's order backlog stood at an impressive $10,795,923.

"Spectrum's management feels this positive financial momentum will continue well into 2004 and beyond, based on the expanded demand for defense-related solutions worldwide, the Company's favorable position within the industry and the continued development of sophisticated, dependable and cost-effective solutions." Please refer to the Company's SEC filings for a complete description of its financial state.

Strategic Initiative #2 -- Aggressive Marketing of New Solutions Supporting Homeland Security Initiatives:

"While only recently added to the OTC Bulletin Board, Spectrum has enjoyed 20 successful years in the defense industry," noted Mr. Myrick. "During this time, the Company has developed three distinct divisions, which enable us to deliver turn-key solutions in a timely, cost-effective manner. These divisions include manufacturing, engineering and information technology. There are several products currently in development, which are based on our existing, field-proven technology. The most promising is SafeBorders. Being marketed to the Homeland Security Department, whose budget is currently $30 billion and expanding, and

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with strong interest from the United States Department of Defense (DoD),
SafeBorders is a contiguous border surveillance product related to one of the Company's mainstay product offerings, SafeRange. SafeRange is a complete solution geared to provide a range developer with tools to effect the planning of logistical information, including geographic, environmental and politic boundary information. SafeRange has been in use at bombing ranges throughout the United States for nearly 20 years. By continuing to expand applications for our proprietary, proven technologies and solutions we are realizing two significant business benefits: a significantly higher return on our research development investments, and a reduction in the barriers to entry for these products, since they are based on established products with an existing satisfied client base."

Strategic Initiative #3 -- Expansion of Key Relationships:

Mr. Myrick further noted, "With our strategic plan validated by recent profitability, record sales and a considerable order backlog, Spectrum is now seeking to capitalize on its position of strength by expanding key relationships with its customers and partners. Of particular importance to the future of Spectrum is the Company's relationship with the United States Department of Defense. As Spectrum's largest and most important customer, the DoD relies on Spectrum to provide a variety of products and services, ranging from its SafeRange product, to managing Gila Bend, one of the country's largest bombing range's, to providing Advanced Medium Range Air-to-Air Missile containers. Currently, the DoD is conducting a detailed review of the development of SafeBorders.

"Spectrum's customer base extends worldwide, as evidenced by the recent licensing of SafeRange to the German government," continued Mr. Myrick. "In addition to other government customers, Spectrum sees a significant opportunity in the private sector. In 2004, the Company will be leveraging its experience in the public sector by investigating commercial applications for its solutions and services."

Strategic Initiative #4 - Generate Investor Awareness:

On November 17, 2003, Spectrum entered into a one time public relations agreement with Capital Financial Media, Inc. ("CMF") in an effort to publicize itself with the intention of making its name and business better known. Spectrum has engaged CMF as its media, direct mail and public relations consultant to provide consultation, support, and assistance in planning and implementing a long-term campaign to enhance and expand public awareness of Spectrum, its technology, products and business opportunity. The services to be provided by CMF are on a time availability basis.

CMF will commence an aggressive investor relations program consisting of an advertisement report on Spectrum to be prepared and distributed in the United States and abroad. CFM has received and managed a total production budget of $350,000 for this print advertising effort, and will retain any amounts over and above the cost of production as a fee for production services. CFM may also receive new subscriber revenue as a result of the advertising efforts. Additionally, as part of the consideration, CFM may receive 2 tranches of 250,000 warrants to purchase Spectrum shares from the Company at strike/exercise

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prices of $1.60 and $3.20 (dependant upon performance). No CFM shares will be sold for at least 60 days after the dissemination of the advertisement.

Summary

Mr. Myrick concluded, "Spectrum's long-standing position as a favored defense vendor, coupled with ongoing, positive financial performance, provide a solid foundation for aggressive growth. Management is determined to capitalize on the immediate, significant opportunities available to the Company. Our business model is currently successful and tuned to deliver competitive advantages, improved margins, and ultimately, increased shareholder value. We are actively encouraging the financial community to review the Company information on our corporate Web site: http://www.specsci.com."

Cautionary Statement

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

     Spectrum Sciences and Software, Inc.
     Steve Cook, 800-368-5278
     Steve.cook@specsci.com

     or

     Investor Relations:
     Trilogy Capital Partners, Inc.
     Michael Briola, 800-251-1770
     michael@trilogy-capital.com